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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                     PURSUANT TO SECTION 12(b) OR (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                       PEOPLES OHIO FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

         OHIO                                            31-1795575
---------------------------                  ----------------------------------
 (State of incorporation)                   (I.R.S. Employer Identification No.)


                    635 SOUTH MARKET STREET, TROY, OHIO 45373
               (Address of principal executive offices) (Zip Code)

       Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                  Name of each exchange on which
     to be so registered                  each class is to be registered

              NONE                                     NONE
      -------------------------             ------------------------

                  If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.[ ]

                  If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.[X]

Securities to be registered pursuant to Section 12(g) of the Act:

                           COMMON SHARES, NO PAR VALUE
                           ---------------------------
                                (Title of Class)


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

                  The information with respect to the common shares of Peoples Ohio Financial Corporation (the "Registrant"), which is part of the Registrant's Registration Statement on Form S-4 filed with the Securities and Exchange Commission on August 31, 2001, on pages 44 through 47 under the heading "DESCRIPTION OF PEOPLES OHIO COMMON SHARES" and under the headings cross referenced on such pages is incorporated herein by reference.

Item 2.           EXHIBITS.

                    1 Form of certificate of common shares of Peoples Ohio Financial Corporation

                    2(a) Articles of Incorporation of Peoples Ohio Financial
                         Corporation, as amended

                    2(b) Amended and Restated Code of Regulations of Peoples
                         Ohio Financial Corporation


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                                    SIGNATURE



                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                     PEOPLES OHIO FINANCIAL CORPORATION
                                     ----------------------------------
                                                (Registrant)


Date:  January 31, 2002              By:  /s/Ronald B. Scott
                                        -------------------------------------
                                         Ronald B. Scott
                                         President


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                       PEOPLES OHIO FINANCIAL CORPORATION
                       REGISTRATION STATEMENT ON FORM 8-A

                                INDEX TO EXHIBITS
                                -----------------




       EXHIBIT NO.                                EXHIBIT
       -----------                                -------

           1 Form of certificate of common shares of Peoples Ohio Financial Corporation

           2(a)                     Articles of Incorporation of Peoples Ohio
                                    Financial Corporation

           2(b)                     Code of Regulations of Peoples Ohio
                                    Financial Corporation




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